PRELIMINARY COPY


PROXY                                                                     PROXY

                                  PIONEER THREE


                  PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                           To be held January 23, 1996


         The undersigned, having received notice of the meeting and management's proxy statement therefor, and revoking all prior proxies, hereby appoint(s) John
F. Cogan, Jr., David D. Tripple, Robert P. Nault and Joseph P. Barri, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Special Meeting of Shareholders of Pioneer Three (the "Fund") to be held on Tuesday, January 23, 1996 at 2:00 p.m. (Boston time) at the offices of Hale and Dorr, counsel to the Fund, 60 State Street, 26th Floor, Boston, Massachusetts 02109 (the "Meeting"), and any adjourned session or sessions thereof, and there to vote and act upon the following matters (as more fully described in the accompanying Proxy Statement) in respect of all shares of the Fund which the undersigned will be entitled to vote or act upon, with all the powers the undersigned would possess if personally present:

      (1) To approve amendments to the Fund's investment objectives:

          FOR |_|        AGAINST |_|         ABSTAIN |_|


      (2) To approve a new Management Contract between the Fund and Pioneering Management Corporation, the Fund's investment adviser ("PMC"), including a performance based management fee and increasing the basic rate at which management fees are payable to PMC:


          FOR |_|        AGAINST |_|         ABSTAIN |_|

      (3) To approve an Agreement and Plan of Reorganization pursuant to which the Fund will be reorganized as a Delaware business trust:

          FOR |_|        AGAINST |_|         ABSTAIN |_|


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      (4) To elect Trustees:

          The nominees for Trustees are: J.F. Cogan, Jr., Dr. R.H. Egdahl, M.B.W. Graham, J.W. Kendrick, M.A. Piret, D.D. Tripple, S.K. West and
          J. Winthrop.

          / / FOR electing  all the  nominees
          (except as marked to the contrary above)

          To withhold authority to vote for one or more the nominees, circle those nominees names above.

          / / WITHHOLD authority to vote for all nominees

      (5) To  approve  an  amendment  to  the  Fund's  fundamental   investment
          restriction regarding repurchase agreements:

          FOR |_|        AGAINST |_|         ABSTAIN |_|



      (6) To  approve  an  amendment  to  the  Fund's  fundamental   investment
          restriction regarding underwriting:


          FOR |_|        AGAINST |_|         ABSTAIN |_|


      (7) To approve the elimination of the Fund's fundamental investment policy regarding investment in investment companies.


          FOR |_|        AGAINST |_|         ABSTAIN |_|



      (8)To approve an amendment to the Fund's fundamental investment restriction regarding commodities:


          FOR |_|        AGAINST |_|         ABSTAIN |_|


      (9)To approve the elimination of the Fund's fundamental investment restriction regarding restricted securities:


          FOR |_|        AGAINST |_|         ABSTAIN |_|

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      (10)To  approve  the  elimination  of the Fund's  fundamental  investment restriction regarding "unseasoned" issuers:


          FOR |_|        AGAINST |_|         ABSTAIN |_|


      (11)To approve the elimination of the Fund's fundamental investment restriction regarding affiliates of affiliates of the Fund:


          FOR |_|        AGAINST |_|         ABSTAIN |_|


      (12)To approve an amendment to the Fund's fundamental investment restriction regarding loans:


          FOR |_|        AGAINST |_|         ABSTAIN |_|


      (13)To approve an amendment to the Fund's fundamental investment restriction regarding borrowing:


          FOR |_|        AGAINST |_|         ABSTAIN |_|


      (14)To approve the addition of a new fundamental investment restriction regarding "senior securities":


          FOR |_|        AGAINST |_|         ABSTAIN |_|



      (15)To ratify the selection of Arthur Andersen LLP as the Fund's independent public accountants for the fiscal year ending
          September 30, 1996:


          FOR |_|        AGAINST |_|         ABSTAIN |_|


IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

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



         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

                                            DATED:  ......................, 1995

                                            ....................................

                                            ....................................
                                                        Signature(s)

                                            In  signing,  please  write  name(s)
                                            exactly as  appearing  hereon.  When
                                            signing   as   attorney,   executor,
                                            administrator  or  other  fiduciary,
                                            please give your full title as such.
                                            Joint   owners   should   each  sign
                                            personally.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE TRUST AND SHOULD BE RETURNED AS SOON AS POSSIBLE IN THE ENVELOPE PROVIDED


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